Exhibit 10.2
ABSOLUTE CONTINUING GUARANTY AGREEMENT
     This undertaking and agreement (hereinafter referred to as this “Guaranty”) is made by J. SHERMAN HENDERSON, III (hereinafter referred to as “Guarantor,” whether one or more) in favor of FIRST SAVINGS BANK, F.S.B. (hereinafter referred to as “Lender”) in consideration of the credit accommodations described in this Guaranty made or to be made by Lender to LIGHTYEAR NETWORK SOLUTIONS, LLC, a Kentucky limited liability company (hereinafter referred to as “Borrower”). This Guaranty has the following terms:
     1. Credit Agreement — Consideration. Borrower has executed a promissory note (hereinafter referred to as the “Note”) in the original principal amount of $1,000,000.00, dated March 17, 2010, as Loan No. 0379000058. Lender has agreed to extend the loan evidenced by the Note (hereinafter referred to as the “Loan”) to Borrower, subject to the execution by Guarantor and delivery to Lender of this Guaranty. This guaranty is made by Guarantor in consideration of Lender’s agreement to extend the Loan together with certain collateral documents securing same (hereinafter referred to, collectively, as the “Credit Documents”).
     2. Certain Definitions. The terms “Commitment”, “Event of Default”, and “Maturity Date” are used in this Guaranty as those terms are defined in the Credit Documents. The term “Obligations” is used in this Guaranty to mean all of the indebtedness and other obligations of Borrower in favor of Lender of every type and description, direct or indirect, absolute, or contingent, due or to become due, now existing or hereafter arising, including but not limited to Borrower’s obligations (i) to repay the principal of the Loan, (ii) to pay the accrued interest on the Loan, and (iii) to pay the reasonable attorney’s fees plus the other costs and expenses of Lender relating in any manner to the Loan after an Event of Default has occurred, and this term also includes (A) any advances under the Note which were made after the Maturity Date and (B) all other Obligations incurred pursuant to the terms of any Credit Documents, regardless of whether any such Obligations arose on account of any renewal, extension or restructuring of any credit facility or on account of any amendment to or modification of any Credit Documents.
     3. Amount of Liability Under the Guaranty. Guarantor unconditionally guarantees the full and prompt payment of all of the Obligations when they become due, whether at scheduled maturity or at maturity by virtue of acceleration on account of an Event of Default. This Guaranty specifically includes interest thereon after maturity at the post-maturity rate or rates specified in the Credit Documents. Interest at the post-maturity rate or rates described in the immediately preceding sentence shall be payable under this Guaranty until all Obligations have been paid and satisfied in full, even if a petition in bankruptcy involving Borrower has been filed and such interest is not recoverable from Borrower’s bankruptcy estate. Guarantor further agrees to pay to Lender an amount equal to all reasonable attorney’s fees plus all other costs and expenses paid or incurred by Lender after the occurrence of an Event of Default in endeavoring to enforce this Guaranty, whether or not successful. Notwithstanding any other provision herein to the contrary, Lender expressly understands and agrees that, between Guarantor and Ronald L. Carmicle (hereinafter referred to as “Carmicle”), this Guaranty shall be primary to that certain Absolute Continuing Guaranty Agreement with respect to the Loan executed by Carmicle, such that Carmicle shall be secondarily liable to Lender for the obligations under the Loan and Guarantor shall be primarily liable to Lender for the obligations under the Loan. However, such arrangement between Guarantor and Carmicle shall not affect, prevent, or otherwise impair Lender in seeking recovery against Guarantor and Carmicle, together or separately, to recover any amount due under the Loan.
     4. Guaranty Absolute and Continuing: Certain Prospective Consents and Waivers. This Guaranty shall be an absolute and unconditional guaranty of prompt payment, and shall continue as to all Obligations hereafter arising without any further action on the part of Lender, Borrower, or Guarantor. This guaranty shall remain in full force and effect until all of the Obligations have been satisfied in full. Guarantor’s liability under this Guaranty shall not be limited or otherwise affected by any limitation on Borrower’s liability for any of the Obligations that is contained in any Credit Documents or that is effective by operation of law or otherwise. Guarantor hereby waives all set-offs, claims, counterclaims (whether compulsory or permissive), and defenses of every kind and nature that could be asserted by either Borrower or Guarantor, whether now existing or hereafter arising. Guarantor’s obligations under this Guaranty shall not be affected or impaired by any irregularity, invalidity, or unenforceability of any Credit Documents or by any failure, negligence, or omission on the part of Lender to (i)

perfect, continue perfection, protect, or realize upon any collateral securing any of the Obligations or (ii) to elect or exhaust any other remedy available to Lender following the occurrence of an Event of Default. Guarantor hereby consents prospectively and agrees that Lender may from time to time, without notice to Guarantor and without affecting Guarantor’s liability under this guaranty:
     a. obtain a lien, security interest, or other encumbrance in any property to secure any of the Obligations;
     b. obtain the primary or secondary liability of any persons and any entities in addition to Borrower and Guarantor with respect to any of the Obligations;
     c. extend or renew any of the Obligations for any number of periods beyond their original due dates;
     d. release or compromise the liability of Borrower and any other persons and entities which are now or which may hereafter become primarily or secondarily liable with respect to any of the Obligations, whether or not Lender explicitly reserves its rights against Guarantor or under this Guaranty;
     e. release or impair, and permit Borrower to release or impair, any lien, security interest or other encumbrance which Lender now has or may hereafter obtain in any property securing any of the Obligations, and Lender may also permit any substitution or exchange of any such property;
     f. proceed against Guarantor for payment of the Obligations, whether or not Lender shall have attempted to liquidate or sell any collateral securing any of the Obligations or shall have proceeded against Borrower or any other person or entity primarily or secondarily liable with respect to any of the Obligations;
     g. apply amounts received by Lender to the Obligations in such order as Lender may choose in its sole discretion;
     h. amend, alter, or modify the terms of the Credit Documents from time to time in any material particulars, including but not limited to increasing the interest rate ant the amount of the monthly installment required for any Obligation; and
     i. extend loans and other credit accommodations to Borrower in addition to the Loan and increase the maximum amount which may be loaned to Borrower under the Loan.
     5. Waiver of Guarantor’s Equitable Rights. Until all of the Obligations have been paid and satisfied in full:
     a. Guarantor shall have no right of exoneration, indemnity, reimbursement, or contribution from Borrower or any other person or entity primarily or secondarily liable with respect to any of the Obligations (any such other person or entity is referred to in this Guaranty as a “Co-Obligor”) or from the property of Borrower or any Co-Obligor; and
     b. Guarantor waives any right of subrogation to the rights of Lender against Borrower and against any Co-Obligor or the property of Borrower or any Co-Obligor which would otherwise arise by virtue of any payment made by Guarantor to Lender on account of this Guaranty;
whether any such right of exoneration, indemnity, reimbursement, contribution or subrogation would otherwise arise by virtue of contract or as a matter of law or equity. Guarantor agrees that (i) until all of the Obligations have been paid and satisfied in full and the Commitment shall have expired, Guarantor will not attempt to exercise or accept the benefits of any such right and (ii) should Guarantor receive any payment or distribution of money or other property on account of any such right despite the provisions of this Section 5, such money or other property shall be held in trust by Guarantor for the benefit of Lender and shall immediately be delivered to Lender in the same form as received, with the addition only of such endorsements or assignments as may be necessary to perfect the title of this Lender thereto, for application to the Obligations. The provisions of this Section 5 will be effective even though Guarantor may have paid to Lender the maximum amount for which Guarantor is liable under the terms of this Guaranty.
     6. Additional Prospective Waivers. Guarantor waives: (i) notice of the acceptance of this Guaranty by Lender, (ii) notice of the existence and creation of all or any of the Obligations and any limitations on Borrower’s liability for such Obligations, (iii) notice of nonpayment of any of the Obligations or of the occurrence of any other Event of default, (iv) the waiver of any Event of Default and any forbearance of every kind which may be granted by Lender in its sole discretion, (v) demand for payment by Lender upon Borrower, (vi) the filing of any action or proceeding of any kind involving Borrower or any Co-Obligor or any part of their respective property with respect to the Obligations, as well as any diligence by Lender in the collection of the Obligations or in the protection of or realization upon any collateral for the Obligations, (vii) presentment for payment, protest, or notice of protest for any Obligation, as well as notice thereof, (viii) notice of non-performance under the Note evidencing the Obligation, (ix) notice of changes in Borrower’s financial condition or the status of any of the Obligations, and (x) disposal of any of the collateral in a commercially reasonable manner.
     7. Representations of Guarantor as to Material Facts: Disclaimer of Lender. Guarantor represents to Lender that Guarantor has had an opportunity to make sufficient inquires of Borrower and its management and that Guarantor has had an opportunity to have unfettered access to review all of the material facts related to Borrower, the Obligations, and any existing Credit Documents and other documents and instruments providing security or support for any of the Obligations. Based on such representations, Guarantor agrees that Lender does not and shall not have any responsibility to disclose to Guarantor any fact which is known by Lender and which may or may not be actually known by Guarantor, even if any such fact might materially increase Guarantor’s risk of liability under this Guaranty.
     8. Reinstatement of Liability Under this Guaranty. If any amount is paid to Lender by Borrower, any Co-Obligor, or by any other person or entity and is applied by Lender to the satisfaction of any of the Obligations, but subsequently is returned by Lender to Borrower, such Co-Obligor or such other person or entity (including but not limited to a trustee in bankruptcy or other legal representative of Borrower, such Co-Obligor or such other party) by virtue of a claim that such payment constituted an avoidable preference or fraudulent transfer under the Bankruptcy Code, the IUFTA, or under any Other Applicable Law, whether such amount is returned by Lender under court order or pursuant to settlement of the preference or fraudulent transfer claim involving such amount, then this Guaranty shall be automatically and irrevocably reinstated in an amount equal to the amount returned by Lender as though such payment to Lender had never been made. The provisions of this Section 8 shall apply in all such cases, notwithstanding any intervening revocation, termination or cancellation of this Guaranty, or the return of any Credit Documents or any other instrument or agreement evidencing any of the reinstated Obligations.
     9. Revocation Survival of Pre-Revocation Consents and Waivers. Guarantor may not revoke this Guaranty for any reason, and this Guaranty shall not terminate because of the death, incompetence, or dissolution of Guarantor, until Lender has actually received a written notice of revocation executed by Guarantor or its duly authorized representative or Lender has actually received a written notice or termination executed by the dully authorized personal representative of Guarantor which, in either case, must be delivered to Lender in strict compliance with the notice requirements contained in Section 14. Any such written notice of revocation or termination shall be effective upon its receipt by Lender as to new credit facilities extended by Lender to Borrower after such receipt, but such notice shall not be effective as to any Obligations that are in existence on the date of Lender’s receipt of any such notice (hereinafter referred to, collectively, as the “Existing Obligations”). The guaranty of all Existing Obligations under the terms of this Guaranty shall continue unaffected by any such notice and Lender may make additional advances permitted under any Credit Documents for Existing Obligations prior to the maturity of the Loan, which advances shall also become part of the Obligations guaranteed by this Guaranty. Each consent and each waiver contained in this Guaranty shall survive the revocation or termination hereof with respect to all Existing Obligations and Lender shall continue to have the right to rely upon all such consents and all such waivers with respect to all Existing Obligations (including but not limited to all renewals, extensions and material modifications thereof subsequent to the date of revocation) as though no revocation or termination had occurred. Guarantor understands and agrees that a notice of revocation or termination under this Section 9 may constitute an Event of Default, entitling Lender to accelerate all Obligations and then demand payment under this Guaranty.
     10. Financial Information. So long as this Guaranty is in effect, Guarantor shall furnish promptly to Lender: (a) annual financial statements, signed and certified by Guarantor, within ninety (90) days of the end of the calendar year; and (b) copies of executed 2009 tax returns within thirty (30) days of the completion thereof.
     11. Terms Binding on Representatives and Successors: Assignments and Participations. All of the terms of this Guaranty shall be binding upon Guarantor and upon Guarantor’s legal representatives and successors, including without limitation, the survival of all prospective consents and waivers after revocation or termination of this Guaranty as provided in Section 9. All of the terms of this guaranty shall inure to the benefit of Lender’s successors, assigns and transferees. Lender may, without notice to Borrower or Guarantor, sell, assign, or otherwise transfer (each hereinafter referred to as a “Transfer”) all or any portion of the Obligations and any participations therein. Upon any Transfer, the transferee of Lender shall have the right to enforce this Guaranty directly against Guarantor to the extent of the transferee’s interest as fully as if the transferee were specifically named in this Guaranty, but Lender shall have the superior and unimpaired right to enforce this Guaranty directly against Guarantor, except to the extent that Lender has expressly relinquished such right in the Transfer.
     12. Representations and Warranties. In order to induce Lender to accept this Guaranty and to make the Loans to Borrower, Guarantor represents and warrants to Lender that: (i) Guarantor resides in Jefferson County, Kentucky (ii) this Guaranty is the legal, valid, and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, (iii) there are no conditions precedent to the validity and enforceability of this Guaranty, and (iv) the person delivering this Guaranty to Lender is duly authorized to do so.
     13. Waiver – Amendments. No delays on the part of Lender in the exercise of any right, power or remedy relating to this Guaranty shall operate as a waiver thereof, nor shall any single or partial exercise by Lender of any right, power or remedy preclude any other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment or modification of any of the provisions of this Guaranty, nor any waiver or consent with respect to any of Lender’s rights or Guarantor’s obligations to Lender under this guaranty, shall be effective unless such amendment, modification, or waiver is in writing and is signed by Lender.
     14. Notices. Any notice given under or with respect to this Guaranty to Guarantor or Lender shall be in writing and, if delivered by had or sent by overnight courier service, shall be deemed to have been given when delivered and, if mailed, shall be deemed to have been given five (5) days after the date when sent by registered or certified mail, postage prepaid, and addressed to Guarantor or Lender at its address shown below, or at such other address as Guarantor or Lender may, by written notice to the other party to this Guaranty, have designated as its address for such purpose. The addresses referred to are as follows:

As to Guarantor:	J. Sherman Henderson, III
1801 Springhill Garden Drive
Louisville, KY 40223

As to Lender:	First Savings Bank, F.S.B.
501 East Lewis & Clark Parkway
Clarksville, Indiana 47129

Attn.: Mr. Don Allen
     15. Severability. If any provision of this Guaranty is determined to be illegal or unenforceable, such provision shall be deemed to be severable from the balance of the provisions of this Guaranty and the remaining provisions shall be enforceable in accordance with their terms.
     16. Waiver of Jury Trial. Guarantor and Lender, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily, and intentionally waive any right either of them may have to a trial by jury in any litigation based upon or arising out of this Guaranty or any related instrument or agreement or any of the transactions contemplated by this Guaranty or any course of conduct, dealing, statements, whether oral or written, or actions of either of them. Neither Guarantor nor Lender shall seek to consolidate, by counterclaim or otherwise, any action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by either Guarantor or Lender except by a written instrument executed by both of them.
     17. Governing Law – Consent to Jurisdiction. This Guaranty is made under and will be governed in all cases by the substantive laws of the State of Indiana, notwithstanding the fact that Indiana conflicts of law rules might otherwise require the substantive rules of law of another jurisdiction to apply. Guarantor consents to the jurisdiction of any state or federal court located within Clark or Floyd County, Indiana, and waives personal service of any and all process upon Guarantor. All service of process may be made by messenger, by certified mail, return receipt requested, or by registered mail directed to Guarantor at the address stated in Section 14. Guarantor waives any objection which Guarantor may have to any proceeding commenced in a federal or state court located within Clark or Floyd County, Indiana, based upon improper venue or forum non conveniens. Nothing contained in this Section shall affect the right of Lender to serve legal process in any other manner permitted by law or to bring any action or proceeding against Guarantor or its property in the courts of any other jurisdiction.
     18. Superseding of Prior Agreements. This Guaranty supersedes all previous agreements and commitments made by Lender and Guarantor with respect to the Obligations and all other subjects of this Guaranty, including, without limitation, any oral or written proposals or commitments made or issued by Lender.
     19. Multiple Guarantors. If more than one individual signs this Guaranty, or any other individual signs any other Guaranty in connection with the Note or the Loan, the liability of all individuals who sign shall be joint and several as to all of the Obligations.
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     IN WITNESS WHEREOF, Guarantor hereby executes and delivers this Absolute Continuing Guaranty Agreement to Lender effective on this 17th day of March, 2010.

/s/ J. Sherman Henderson, III
J. Sherman Henderson, III

STATE OF	)
) SS:
COUNTY OF	)

     BEFORE ME, the undersigned, a Notary Public in and for the above-named County and State, this day of March, 2010, personally appeared J. Sherman Henderson, III, and acknowledged the execution of the foregoing Absolute Continuing Guaranty Agreement, and affirmed, under oath, that the representations contained herein are true.
     WITNESS my hand and notarial seal.

My Commission expires:	Notary Public

Printed Name
Resident of County
Prepared by:
Keith D. Mull
MULL & HEINZ, LLC
2867 Charlestown Road
New Albany, Indiana 47150
(812) 206-2315